Exhibit 99.3

P.O. Box 4920 ORLANDO, FL 32802-4920
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the touch-tone prompts to obtain your records and create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the touch-tone prompts.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided, or return it to Vote Processing, c/o Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
Sign up today to receive next year’s proxy materials via the Internet rather than by mail. Additional mailings, such as distribution statements and tax forms, are also available electronically. To sign up to receive these mailings electronically, or to review or change your current delivery preferences, visit our website at www.cnllifestylereit.com/gopaperless.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M95922-TBD	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CNL LIFESTYLE PROPERTIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:			For	Against	Abstain

1.    Approval of the sale of all of the remaining properties of CNL Lifestyle Properties, Inc. (CLP) to EPR Properties (EPR) and Ski Resort Holdings LLC (SRH), an affiliate of Och-Ziff Real Estate, pursuant to and on the terms set forth in a Purchase and Sale Agreement, dated November 2, 2016, by and among EPR, SRH, CLP and certain CLP subsidiaries (the Sale).

			☐	☐	☐

2.    Approval of the plan of liquidation and dissolution of CLP (the Plan of Dissolution), including the complete liquidation and dissolution of CLP contemplated thereby, subject to the approval of CLP stockholders of the Sale and following the closing of the Sale.

			☐	☐	☐
3. Approval of the proposal to adjourn the Special Meeting of Stockholders, even if a quorum is present, to solicit additional votes to approve the Sale and/or the Plan of Dissolution, if necessary.			☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.		☐

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying proxy statement and notice of the Special Meeting of Stockholders with respect to the Sale and Plan of Dissolution. This proxy may be revoked at any time before it is exercised.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Important: Please sign exactly as name appears hereon. Joint owners should each sign personally. Trustees and others signing in a representative or fiduciary capacity should indicate their full titles in such capacity. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS

The Proxy Statement is available at: www.proxyvote.com

M95923-TBD

PROXY

CNL LIFESTYLE PROPERTIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints James M. Seneff, Jr. and Thomas K. Sittema, each of them as proxies with full power of substitution in each to attend, to cast on behalf of the undersigned all votes the undersigned is entitled to cast at the Special Meeting of Stockholders of CNL Lifestyle Properties, Inc. to be held on Friday, March 24, 2017 at 10:00 a.m., Eastern Time, and any adjournment thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present all matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement dated [TBD], 2017, a copy of which has been received by the undersigned.

The votes entitled to be cast by the undersigned will be cast as directed. If the Proxy is executed, but no direction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the proposals stated.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side